UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2015

COLGATE-PALMOLIVE COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on March 11, 2015, the Board of Directors (the “Board”) of Colgate-Palmolive Company (“Colgate”) elected Mr. John P. Bilbrey, President and Chief Executive Officer of The Hershey Company (“Hershey”), to the Colgate Board.  Mr. Bilbrey, 58, brings considerable operational leadership experience and in-depth knowledge of the fast-moving consumer goods industry to the Colgate Board.  Mr. Bilbrey joined Hershey as Senior Vice President, President Hershey International in 2003, served as Senior Vice President, President International Commercial Group from 2005 to 2007, served as Senior Vice President, President Hersey North America from 2007 to 2010 and served as Executive Vice President and Chief Operating Officer from 2010 to 2011.  Prior to joining Hershey, Mr. Bilbrey held executive positions at Mission Foods and Danone Waters of North America, Inc., a division of Groupe Danone, and previously spent 22 years at The Procter & Gamble Company.  Mr. Bilbrey will receive compensation as a non-employee director in accordance with Colgate’s director compensation program described in Colgate’s proxy statement filed with the Securities and Exchange Commission on March 26, 2014.

On March 11, 2015, Mr. Joseph Jimenez resigned from Colgate’s Board.  Colgate is filing this 8-K pursuant to Item 5.02(b), “Departure of Directors or Certain Officers.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: March 13, 2015	By:	/s/ Jennifer M. Daniels
	Name:	Jennifer M. Daniels
	Title:	Chief Legal Officer and Secretary

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